 EXECUTION VERSION

THE ROYAL BANK OF SCOTLAND GROUP PLC

as Company

and

THE BANK OF NEW YORK MELLON, ACTING THROUGH ITS LONDON BRANCH

as Trustee

FIRST SUPPLEMENTAL INDENTURE

dated as of April 1, 2014

to the

AMENDED AND RESTATED INDENTURE

dated as of September 13, 2011

$700,000,000 1.875% Senior Notes due 2017

$300,000,000 Floating Rate Notes due 2017

This FIRST SUPPLEMENTAL INDENTURE, dated as of April 1, 2014, among THE ROYAL BANK OF SCOTLAND GROUP PLC, a corporation incorporated in Scotland with registered number SC045551, as issuer (the “Company”) and THE BANK OF NEW YORK MELLON, acting through its London Branch, a banking corporation duly organized and existing under the laws of the State of New York, as trustee (the “Trustee”) having its Corporate Trust Office at One Canada Square, London E14 5AL.

WITNESSETH:

WHEREAS, the Company and the Trustee have executed and delivered an Amended and Restated Indenture dated as of September 13, 2011 (the “Base Indenture”) to provide for the issuance of the Company’s Senior Debt Securities from time to time;

WHEREAS, Section 9.01(f) of the Base Indenture provides that the Company and the Trustee may enter into a supplemental indenture to establish the forms or terms of the Senior Debt Securities of any series without the consent of Holders as permitted under Sections 2.01 and 3.01 of the Base Indenture;

WHEREAS, the Company desires to issue, as a further series of Senior Debt Securities under the Base Indenture, $700,000,000 1.875% Notes due March 31, 2017 (the “Fixed Rate Notes”) and $300,000,000 Floating Rate Notes due March 31, 2017 (the “Floating Rate Notes” and together with the Fixed Rate Notes, the “Notes”) to be issued pursuant to this First Supplemental Indenture dated as of April 1, 2014 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”);

WHEREAS, this First Supplemental Indenture shall amend and supplement the Base Indenture except where this First Supplemental Indenture only applies to the Notes; to the extent that the terms of the Base Indenture are inconsistent with such provisions of this First Supplemental Indenture, the terms of this First Supplemental Indenture shall govern;

WHEREAS, the entry into of this First Supplemental Indenture has been authorized pursuant to a Board Resolution as required by Section 9.01 of the Base Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture, and whereas all actions required by it to be taken in order to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms have been taken and performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects; and

NOW, THEREFORE, the Company and the Trustee mutually covenant and agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.    Definition of Terms. For all purposes of this First Supplemental Indenture:

(a)      a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

(b)      capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Base Indenture;

(c)      the singular includes the plural and vice versa;

(d)      headings are for convenience of reference only and do not affect interpretation; and

(e)      for purposes of this First Supplemental Indenture and the Base Indenture, the term “series” shall mean the series of securities designated as the Notes.

ARTICLE 2
THE SENIOR DEBT SECURITIES

Section 2.01.    Terms of the Fixed Rate Notes. The following terms relating to the Fixed Rate Notes are hereby established pursuant to Section 3.01 of the Base Indenture:

(a)      The title of the Fixed Rate Notes shall be the “1.875% Senior Notes due 2017”;

(b)      The aggregate principal amount of the Fixed Rate Notes that may be authenticated and delivered under the Indenture shall not initially exceed $700,000,000 (except as otherwise provided in the Indenture);

(c)      Principal on the Fixed Rate Notes shall be payable on March 31, 2017;

(d)      The Fixed Rate Notes shall be issued in global registered form on April 1, 2014; and shall bear interest from April 1, 2014 at an annual rate of 1.875%, payable semi-annually in arrear on March 31 and September 30 in each year commencing on September 30, 2014 (each, an “Interest Payment Date”).  Interest on the Fixed Rate Notes will be calculated on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed in such period.  The Regular Record Dates for the Fixed Rate Notes will be the March 17 and September 16 in each year, whether or not a Business Day, immediately preceding the relevant Interest Payment Date.

(e)      No premium, upon redemption or otherwise, shall be payable by the Company on the Fixed Rate Notes;

(f)      Principal of and any interest on the Fixed Rate Notes shall be paid to the Holder through The Bank of New York Mellon, as paying agent of the Company having offices in London, United Kingdom;

(g)      The Fixed Rate Notes shall not be redeemable except as provided in Article 11 of the Base Indenture.  In connection with any redemption of Fixed Rate Notes pursuant to Section 11.08 of the Base Indenture, the date referenced therein shall be March 27, 2014;

(h)      The Company shall have no obligation to redeem or purchase the Notes pursuant to any sinking fund or analogous provision;

(i)      The Fixed Rate Notes shall be issued only in denominations of $100,000 and integral multiples of $1,000 in excess thereof;

(j)      The principal amount of, and any accrued interest on, the Fixed Rate Notes shall be payable upon the declaration of acceleration thereof pursuant to Section 5.02 of the Base Indenture;

(k)      Additional Amounts shall only be payable on the Fixed Rate Notes pursuant to Section 10.04 of the Base Indenture;

(l)      The Fixed Rate Notes shall not be converted into or exchanged at the option of the Company for stock or other securities of the Company;

(m)        The Fixed Rate Notes shall be denominated in U.S. Dollars;

(n)      The payment of principal of and interest, if any, on the Fixed Rate Notes shall be payable in U.S. Dollars;

(o)      The payment of principal of and interest, if any, on the Fixed Rate Notes shall be payable only in the coin or currency in which the Notes are denominated which, pursuant to (m) above, shall be U.S. Dollars;

(p)      The Fixed Rate Notes will be issued in the form of one or more global securities in registered form, without coupons attached, and the initial

Holder with respect to each such global security shall be Cede & Co., as nominee of The Depository Trust Company;

(q)      Except in limited circumstances, the Fixed Rate Notes will not be issued in definitive form;

(r)      There is no Calculation Agent for the Fixed Rate Notes;

(s)      The Events of Default on the Fixed Rate Notes are as set forth in Section 5.01 of the Base Indenture as amended by Section 3.02 of this First Supplemental Indenture;

(t)      The form of the Fixed Rate Note shall be evidenced by one or more global Notes in registered form (each, a “Global Note”) substantially in the form of Exhibit A attached to this First Supplemental Indenture and made a part thereof; and

(u)      The Company may issue additional Fixed Rate Notes (“Additional Notes”) after the date hereof having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Notes except for the price to the public and issue date, provided however that if such additional notes have the same CUSIP, ISIN and/or Common Code as the outstanding Notes, such additional notes must be fungible with the Notes for U.S. federal income tax purposes.  Any such Additional Notes, together with the Fixed Rate Notes will constitute a single series of securities under the Indenture. There is no limitation on the amount of notes or other debt securities that the Company may issue under the Indenture.

Section 2.02.                      Terms of the Floating Rate Notes. The following terms relating to the Floating Rate Notes are hereby established pursuant to Section 3.01 of the Base Indenture:

(a)      The title of the Floating Rate Notes shall be “Floating Rate Notes due 2017”;

(b)      The aggregate principal amount of the Floating Rate Notes that may be authenticated and delivered under the Indenture shall not initially exceed $300,000,000 (except as otherwise provided in the Indenture);

(c)      Principal on the Floating Rate Notes shall be payable on March 31, 2017;

(d)      The Floating Rate Notes shall be issued in global registered form on April 1, 2014 and shall bear interest from April 1, 2014 payable quarterly on the 30th day of March, June, September and December of each year, commencing on

June 30, 2014 (each, an “Interest Payment Date”), except that the final Interest Payment Date will be March 31, 2017.

The interest rate for the Floating Rate Notes for the first Floating Rate Interest Period (as defined below) will be LIBOR (as defined below) as determined on March 28, 2014 plus the Spread.  Thereafter, the interest rate for any Floating Rate Interest Period will be LIBOR as determined on the applicable Interest Determination Date (as defined below) plus the Spread, in each case calculated on the basis of a 360-day year and the actual number of days elapsed. The Spread is 94 basis points.

Interest on the Floating Rate Notes will be paid quarterly in arrear on March 30, June 30, September 30 and December 30 of each year, commencing on June 30, 2014 (each a “Floating Rate Interest Payment Date”), except that the final Floating Rate Interest Payment Date will be the Maturity Date, March 31, 2017.  However, if a Floating Rate Interest Payment Date would fall on a day that is not a business day, the Floating Rate Interest Payment Date will be postponed to the next succeeding day that is a business day, except that if the business day falls in the next succeeding calendar month, the applicable Floating Rate Interest Payment Date will be the immediately preceding business day.  In each such case, except for the Floating Rate Interest Payment Date falling on the maturity date, the Floating Rate Interest Periods (as defined below) and the Interest Reset Dates (as defined below) will be adjusted accordingly to calculate the amount of interest payable on the notes.

The interest rate will be reset on March 30, June 30, September 30 and December 30 of each year, commencing  on June 30, 2014 (each, an “Interest Reset Date”).  However, if any Interest Reset Date would otherwise be a day that is not a business day, that Interest Reset Date will be postponed to the next succeeding day that is a business day, except that if the business day falls in the next succeeding calendar month, the applicable Interest Reset Date will be the immediately preceding business day.

The first interest period will be the period from and including April 1, 2014 to but excluding the immediately succeeding Interest Reset Date.  Thereafter, the interest periods will be the periods from and including an Interest Reset Date to but excluding the immediately succeeding Interest Reset Date (together with the first interest period, each a “Floating Rate Interest Period”).  However, the final Interest Period will be the period from and including the Interest Reset Date immediately preceding the maturity date to the maturity date.

The calculation agent in respect of the Floating Rate Notes will determine LIBOR (as defined below) for each Floating Rate Interest Period on the second London business day prior to the first day of such Floating Rate Interest Period (an “Interest Determination Date”).  LIBOR for the first Floating Rate Interest Period will be determined on March 28, 2014.

“LIBOR” means, with respect to the Interest Determination Date for each Floating Rate Interest Period, the offered rate for deposits of US dollars having a maturity of three months that appears on the Reuters Screen LIBOR01 display page, or any successor page, on Reuters or any successor service (or any such other service(s) as may be nominated by the British Bankers’ Association, or any successor thereof, for the purpose of displaying London interbank offered rates for US dollar deposits) (the “Designated LIBOR Page”).

If no rate appears on the Designated LIBOR Page, LIBOR will be determined for such Interest Determination Date on the basis of the rates at approximately 11:00 a.m., London time, on such Interest Determination Date at which deposits in US dollars are offered to prime banks in the London inter-bank market by four major banks in such market selected by the calculation agent, after consultation with us, for a term of three months and in a principal amount equal to an amount that in the judgment of the calculation agent is representative for a single transaction in US dollars in such market at such time (a “Representative Amount”).  The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate.  If at least two such quotations are provided, LIBOR for such Interest Period will be the arithmetic mean (rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five millionths of a percentage point rounded upwards) of the rates quoted at approximately 11:00 a.m. in the City of New York on such Interest Determination Date by three major banks in New York City, selected by the calculation agent, after consultation with us, for loans in US dollars to leading European banks, for a term of three months and in a Representative Amount, provided, however, that if the banks so selected are not quoting as mentioned above, the then-existing LIBOR rate will remain in effect for such Interest Period.

The calculation agent shall exercise due care to determine the interest rates on the Floating Rate Notes and shall communicate the same to the Company, the Trustee, The Depository Trust Company and any paying agent identified to it in writing as soon as practicable after each determination.

The regular record dates for the Floating Rate Notes will be March 16, June 16, September 16 and December 16 of each year.

The interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by law.

(e)      No premium, upon redemption or otherwise, shall be payable by the Company on the Floating Rate Notes;

(f)      Principal of and any interest on the Floating Rate Notes shall be paid to the Holder through The Bank of New York Mellon, as paying agent of the Company having offices in London, United Kingdom;

(g)       The Floating Rate Notes shall not be redeemable except as provided in Section 11.08 of the Base Indenture. In connection with any redemption of Senior Notes pursuant to Section 11.08 of the Base Indenture, the date referenced therein shall be March 27, 2014;

(h)      Other than with respect to any redemption of the Floating Rate Notes pursuant to Section 11.08 of the Base Indenture, the Company shall have no obligation to redeem or purchase the Floating Rate Notes pursuant to any sinking fund or analogous provision;

(i)      The Floating Rate Notes shall be issued only in denominations of $100,000 and integral multiples of $1,000 in excess thereof;

(j)      The principal amount of, and any accrued interest on, the Floating Rate Notes shall be payable upon the declaration of acceleration thereof pursuant to Section 5.02 of the Base Indenture;

(k)      Additional Amounts shall only be payable on the Floating Rate Notes pursuant to Section 10.04 of the Base Indenture;

(l)      The Floating Rate Notes shall not be converted into or exchanged at the option of the Company or otherwise for stock or other securities of the Company;

(m)        The Floating Rate Notes shall be denominated in U.S. Dollars;

(n)      The payment of principal of and  interest, if any, on the Floating Rate notes shall be payable in U.S. Dollars;

(o)      The payment of principal of (and premium, if any) or interest, if any, on the Floating Rate notes shall be payable only in the coin or currency in which the Floating Rate Notes are denominated which, pursuant to (n) above, shall be the coin or currency of the United States of America;

(p)      The Floating Rate Notes will be issued in the form of one or more global securities in registered form, without coupons attached, and the initial Holder with respect to each such global security shall be Cede & Co., as nominee of The Depository Trust Company;

(q)      Except in limited circumstances, the Floating Rate Notes will not be issued in definitive form;

(r)      The Calculation Agent for the Floating Rate Notes will be The Royal Bank of Scotland plc pursuant to the terms of a Calculation Agency Agreement dated April 1, 2014;

(s)      The Events of Default on the Floating Rate Notes are as set forth in Section 5.01 of the Base Indenture as amended by Section 3.02 of this First Supplemental Indenture;

(t)      The form of the Floating Rate Note shall be evidenced by one or more global Notes in registered form (each, a “Global Note”) substantially in the form of Exhibit B attached to this First Supplemental Indenture and made a part thereof; and

(u)      The Company may issue additional Floating Rate Notes (“Additional Notes”) after the date hereof having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Notes except for the price to the public and issue date, provided however that if such additional notes have the same CUSIP, ISIN and/or Common Code as the outstanding Notes, such additional notes must be fungible with the Notes for U.S. federal income tax purposes.  Any such Additional Notes, together with the Floating Rate Notes will constitute a single series of securities under the Indenture. There is no limitation on the amount of notes or other debt securities that the Company may issue under the Indenture.

ARTICLE 3
AMENDMENTS TO THE BASE INDENTURE

Section 3.01.                      Addition of Definitions.  With respect to the Notes only, Section 1.01 of the Base Indenture is amended to include the following definitions (which shall be deemed to arise in Section 1.01 in their proper alphabetical order):

“Beneficial Owners” shall mean (a) if the Notes are in global form, the beneficial owners of the Notes (and any interest therein) and (b) if the Notes are held in definitive form, the holders in whose names the Notes are registered in the Senior Debt Security Register and any beneficial owners holding an interest in such Notes held in definitive form.

“relevant U.K. resolution authority” means any authority with the ability to exercise a U.K. bail-in power.

“U.K. bail-in power” means any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime by way of amendments to the Banking Act 2009, as the same may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013 or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, transferred and/or converted into shares or other securities or obligations of the obligor or any other person.

Section 3.02.    Notices to Trustee. With respect to any series of Senior Debt Securities issued under the Base Indenture, including the Notes, Section 1.05(a) of the Base Indenture is amended and restated in part to read as follows:

Section 1.05. Notices, Etc. to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Amended and Restated Indenture to be made upon, given or furnished to, or filed with,

(a)              the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing (which may be via facsimile or email delivery of a copy of such document) to the Trustee at its Corporate Trust Office with a copy to The Bank of New York Mellon, Merck House, Seldown, Poole, Dorset BH15 1PX, United Kingdom (Facsimile : +44 207 964 2536; email : corpsov5@bnymellon.com) , and the Trustee agrees to accept and act upon facsimile or email transmission of written instructions pursuant to this Amended and Restated Indenture; provided, however, that (x) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (y) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions; or

Section 3.03.    Appointment of Agent for Service. With respect to any series of Senior Debt Securities issued under the Base Indenture, including the Notes, Section 1.14 of the Base Indenture is amended and restated in its entirety and shall read as follows:

Section 1.14. Appointment of Agent for Service. The Company has designated and appointed CT Corporation System, 111 Eight Avenue, 13th Floor, New York, NY 10011, United States, as its authorized agent upon which process may be served in any suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York arising out of or relating to the Notes or this First Supplemental Indenture, but for that purpose only, and agrees that service of process upon said CT Corporation System shall be deemed in every respect effective service of process upon it in any such suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York, New York. Such appointment shall be irrevocable so long as any of the Notes remain Outstanding until the appointment of a successor by the Company and such successor’s acceptance of such appointment. Upon such acceptance, the Company shall notify the Trustee of the name and address of such successor. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said CT Corporation System in full force and effect so long as any of the Notes shall be Outstanding. The Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Company to take any such action. The Company hereby submits (for the purposes of any such suit or proceeding) to the jurisdiction of any such court in which any such suit or proceeding is so instituted, and waives, to the extent it may effectively do so, any objection it may have now or hereafter to the laying of the venue of any such suit or proceeding.

Section 3.04.    Events of Default.  With respect to the Notes only, Section 5.01 of the Base Indenture is amended by adding the following sentence at the end of the section:

The exercise of any U.K. bail-in power by the relevant U.K. resolution authority shall not constitute a default or an Event of Default under this Section 5.01.

Section 3.05.    Compensation and Reimbursement.  With respect to the Notes only, Section 6.07 of the Base Indenture is amended in part to add the following sentence at the end of the section:

The provisions of this Section shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee and any exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Notes.

ARTICLE 4

Section 4.01.    Agreement with Respect to Exercise of U.K. Bail-In Power. The following provisions relate solely to the Notes established pursuant to this Supplemental Indenture:

(a)      By purchasing the Notes, each Holder (including each Beneficial Owner) of the Notes acknowledges, agrees to be bound by and consents to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority that may result in (i) the cancellation of all, or a portion, of the principal amount of, or interest on, the Notes and/or (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Notes into shares or other securities or other obligations of the Company or another person, which U.K. bail-in power may be exercised by means of variation of the terms of the Notes solely to give effect to the above. Each Holder (including each Beneficial Owner) of the Notes further acknowledges and agrees that the rights of the holders under the Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority expressed to implement such a cancellation or conversion.

(b)      By purchasing the Notes each Holder (including each Beneficial Owner) of the Notes:

(i)     acknowledges and agrees that upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority it shall not give rise to a Default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii)     to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Notes; and

(iii)     acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Notes under Section 5.12 of the Base Indenture, and (b) neither the Base Indenture nor this First Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.  Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, the Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Notes following such completion to the extent that the Company and the Trustee shall agree pursuant to a supplemental indenture or an amendment to this First Supplemental Indenture.

(c)      By purchasing the Notes, each Holder (including each Beneficial Owner) that acquires its Notes in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders and Beneficial Owners of the Notes that acquire the Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Notes related to the U.K. bail-in power.

(d)      By its purchase of the Notes, each Holder and Beneficial Owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Notes as it may be imposed, without any further action or direction on the part of such Holder or Beneficial Owner.

(e)      No repayment of the principal amount of the Notes or payment of interest on the Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom and the European Union applicable to the Company or other members of the Group.

(f)      Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Notes, the Company shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying Holders of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes.

ARTICLE 5
MISCELLANEOUS

Section 5.01.    Effect of Supplemental Indenture.  Upon the execution and delivery of this First Supplemental Indenture by the Company and the Trustee, and the delivery of the documents referred to in Section 5.02 herein, the Base Indenture shall be amended and supplemented in accordance herewith, and this First Supplemental Indenture shall form a part of the Base Indenture, as amended, for all purposes in respect of the Notes.

Section 5.02.    Other Documents to Be Given to the Trustee. As specified in Section 9.03 of the Base Indenture and subject to the provisions of Section 6.03 of the Base Indenture, the Trustee shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel stating the recitals contained in Section 1.02 of the Base Indenture, and in the case of such Opinion of Counsel, that this First Supplemental Indenture is permitted by the Base Indenture, conforms to the requirements of the Trust Indenture Act, and (subject to Section 1.03 of the Base Indenture) constitutes valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, as conclusive evidence that this First Supplemental Indenture complies with the applicable provisions of the Base Indenture.

Section 5.03.    Confirmation of Indenture. The Base Indenture, as amended and supplemented by this First Supplemental Indenture with respect to the Notes, is in all respects ratified and confirmed, and the Base Indenture, this First Supplemental Indenture and all indentures supplemental thereto shall, in respect of the Notes, be read, taken and construed as one and the same instrument. This First Supplemental Indenture constitutes an integral part of the Base Indenture with respect to the Notes. In the event of a conflict between the terms and conditions of the Base Indenture and the terms and conditions of this First Supplemental Indenture, the terms and conditions of this First Supplemental Indenture shall prevail with respect to the Notes.

Section 5.04.    Concerning the Trustee. The Trustee does not make any representations as to the validity or sufficiency of this First Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not the Trustee. In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Base Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

Section 5.05.    Governing Law. This First Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, irrespective of conflicts of laws principles, except as stated in Section 1.12 of the Base Indenture, and except that the authorization and execution by the Company of this First Supplemental Indenture and the Notes shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of the Company and the Trustee, as the case may be.

Section 5.06.    Reparability. In case any provision contained in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.07.    Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

THE ROYAL BANK OF SCOTLAND GROUP PLC, as Company

By:	/s/ Vandita Pant
	Name:	Vandita Pant
	Title:	Head of Capital Management & Markets, RBS Treasury

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Trustee

By:	/s/ Paul Cattermole
	Name:	Paul Cattermole
	Title:	Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

FORM OF FIXED RATE SENIOR NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

CUSIP No. [●]
ISIN No. [●]

THE ROYAL BANK OF SCOTLAND GROUP plc

[●]% SENIOR NOTES DUE [●]

No. [●]	$[●]

THE ROYAL BANK OF SCOTLAND GROUP plc (herein called the “Company,” which term includes any successor person under the Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the principal sum of $[●] ([●] million dollars) on [●] or on such earlier date as the principal hereof may become due in accordance with the terms hereof and to pay interest thereon semi-annually in arrear on [●] and [●] of each year, commencing [●], and ending on [●] (each, a “Payment Date”).  Interest so payable on any Payment Date shall be paid to the holder in whose name this Senior Note is registered on the [●] day of [●] and [●] of each year (each a “Regular Record Date”).  Any interest which is payable, but is not punctually paid or duly provided for, on any Payment Date is herein called “Default Interest”. Default Interest shall cease to be payable to the registered holder on the relevant Regular Record Date by virtue then of having been such holder, and such Default Interest may be paid by the Company, at its election in each case, as provided in clause (x) or (y) below: (x) the Company may elect to make payment of any Default Interest to registered holders at the close of business on a Special Record Date (a “Special Record Date”) for the payment of such Default Interest, such Special Record Date to be fixed in accordance with Section 3.07(a) of the Indenture

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or, (y) the Company may make payment of any Default Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment, such manner of payment shall be deemed practicable by the Trustee.

Interest shall accrue on this Senior Note from day to day from the date of issuance hereof or from the most recent Payment Date at the rate of [●]% per annum, until the principal amount hereof is paid or made available for payment.

Payments of interest on this Senior Note shall be computed on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed in such period.

Payment of the principal amount of, and any interest on, this Senior Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  Such payment shall be made to the Holder including through a Paying Agent of the Company outside the United Kingdom for collection by the Holder.  If the date for payment of the principal amount hereof or interest thereon is not a Business Day, then (subject as provided in the Indenture) such payment shall be made on the next succeeding Business Day with the same force and effect as if made on such date for payment and without any interest or other payment in respect of such delay.

Prior to due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner of such Senior Note for the purpose of receiving payment of principal and interest, if any, on such Senior Note and for all other purposes whatsoever, whether or not such Senior Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

The exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority may result in (i) the cancellation of all, or a portion, of the principal

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amount of, or interest on, the Senior Notes and/or (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of the Company or another person, which U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the above. Each Holder (including each Beneficial Owner) of the Senior Notes further acknowledges and agrees that the rights of the holders under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority expressed to implement such a cancellation or conversion.

For these purposes, a “U.K. bail-in power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime by way of amendment to the Banking Act 2009 as the same may be amended from time to time (whether pursuant to the Banking Reform Act 2013 or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

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IN WITNESS WHEREOF, the Company has caused this Senior Note to be duly executed.

Dated: [●]

Executed by

THE ROYAL BANK OF SCOTLAND GROUP PLC

By:
	Name:	[●]
	Title:	Authorized Signatory

Name:	[●]
Title:	Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes of the series designated herein referred to in the within-mentioned Indenture.

Dated: [●]

THE BANK OF NEW YORK MELLON, LONDON BRANCH
as Trustee

By:
Authorized Signatory

[Reverse of Note]

This note is one of a duly authorized issue of securities of the Company (herein called the “Senior Notes”) issued and to be issued in one or more series under an amended and restated indenture dated as of September 13, 2011 (herein called the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of April 1, 2014 (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”) in each case among the Company, as issuer, and The Bank of New York Mellon, acting through its London Branch as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Senior Notes and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered.

This Senior Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $[•].  The Company may, from time to time, without the consent of the holders of the Senior Notes, issue Additional Senior Debt Securities having the same ranking and interest rate, maturity date, redemption terms and other terms as the Senior Notes of this series, except for the price to the public and issue date. Any such Additional Senior Debt Securities, together with the Senior Notes of this series, will constitute a single series of Senior Notes under the Indenture and shall be included in the definition of “Senior Debt Securities” in the Indenture where the context requires; provided, however, that if such Additional Senior Debt Securities are not fungible with the Outstanding Senior Notes of this series for U.S. federal income tax purposes, the Additional Senior Debt Securities must have a CUSIP, ISIN and/or other identifying number (as the case may be) different from those used for the Outstanding Senior Notes of this series.  The Senior Notes will initially be issued in the form of one or more global Senior Notes (each, a “Global Senior Note”).  Except as provided in the Indenture, a Global Senior Note shall not be exchangeable for one or more definitive Senior Notes.

The Senior Notes of this series will constitute unsecured and unsubordinated obligations of the Company, as described herein, and will rank pari passu without any preference among themselves.

If an Event of Default with respect to the Senior Notes of this series shall have occurred and be continuing, the Trustee or the Holder or Holders of not less than 25% in aggregate principal amount of the Outstanding Senior Notes of this series may declare the principal amount of, and any accrued interest on, all the Senior Notes to be due and payable immediately, in the manner, with the effect and subject to the conditions provided in the Indenture.

If a Default with respect to the Senior Notes of this series shall have occurred and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of Holders of Senior Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the

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specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted thereon, or to enforce any other proper remedy, including the institution of proceedings in Scotland (but not elsewhere) for the winding up of the Company.

By acceptance of the Senior Notes of this series, the Holder will be deemed to have waived any right of set-off or counterclaim with respect to such Senior Notes that they might otherwise have against the Company, whether before or during a winding-up of the Company.

Subject to the provisions of this paragraph, all amounts of principal and interest on any Senior Notes of this Series will be paid by the Company without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholding now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any U.K. political subdivision or authority thereof or therein having the power to tax (the “Taxing Jurisdiction”), unless such deduction or withholding is required by law.  If deduction or withholding of any such taxes, levies, imposts, duties, charges, fees, deductions or withholdings shall at any time be required by the Taxing Jurisdiction, the Company will pay such additional amounts of, or in respect of, the principal amount of, and interest on, the Senior Notes of this series (“Additional Amounts”) as may be necessary in order that the net amounts paid to the Holders after such deduction or withholding shall equal the respective amounts of principal and interest which would have been payable in respect of such Senior Notes had no such deduction or withholding been required, provided, however, that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which would not have been payable or due but for the fact that:

(i) the Holder or the beneficial owner of the Senior Note is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or is physically present in, the Taxing Jurisdiction or otherwise has some connection with the Taxing Jurisdiction other than the holding or ownership of a Senior Note, or the collection of any payment of (or in respect of) principal of, or interest on, any Senior Note,

(ii) except in the case of a winding-up of the Company in the United Kingdom, the relevant Senior Note is presented (where presentation is required) for payment in the United Kingdom,

(iii) the relevant Senior Note is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amount on presenting the same for payment at the close of such 30 day period,

(iv) the Holder or the beneficial owner of the relevant Senior Note or the beneficial owner of any payment of (or in respect of) principal of, premium, if any, or

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interest, on such Senior Note failed to comply with a request of the Company or its liquidator or other authorized person addressed to the Holder (x) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (y) to make any declaration or other similar claim to satisfy any requirement, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge,

(v) the withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive,

(vi) the Senior Note is presented (where presentation is required) for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the Senior Note to another paying agent in a Member State of the European Union, or

(vii) any combination of clauses (i) through (vi) above,

nor shall Additional Amounts be paid with respect to the principal of, and interest on, the Senior Note to any Holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

Whenever in the Indenture there is mentioned, in any context, the payment of the principal of (and premium, if any) or interest, if any, on, or in respect of, any Senior Notes of any series such mention shall be deemed to include mention of the payment of Additional Amounts provided for in the foregoing paragraph to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of the foregoing paragraph and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

The Senior Notes of this series are redeemable, as a whole but not in part, at the option of the Company, on not less than 5 business days nor more than 60 calendar days’ notice, on any Payment Date, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest, in respect of the Senior Notes to the date fixed for redemption, if, at any time, the Company shall determine that as a result of a change in or amendment to the laws or regulations of the Taxing Jurisdiction (including any treaty to which such Taxing Jurisdiction is a party), or any change in the official application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective on or after [•]:

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(a) in making payment under the Senior Notes in respect of principal or interest it has or will or would on the next Payment Date become obligated to pay Additional Amounts;

(b) the payment of interest on the next Payment Date in respect of any of the Senior Notes would be treated as a “distribution” within the meaning of Chapter 2 of Part 23 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or re-enactment thereof for the time being); or

(c) on the next Payment Date the Company would not be entitled to claim a deduction in respect of such payment of interest in computing its United Kingdom taxation liabilities (or the value of such deduction to the Company would be materially reduced).

In any case where the Company shall determine that as a result of any change in the official application or interpretation of any laws or regulations it is entitled to redeem the Senior Notes of this series, the Company shall be required to deliver to the Trustee prior to the giving of any notice of redemption a written legal opinion of independent United Kingdom counsel of recognized standing (selected by the Company) in a form satisfactory to the Trustee confirming that the relevant change in the official application or interpretation of such laws or regulations has occurred and that the Company is entitled to exercise its right of redemption.

If the Company elects to redeem the Senior Notes of this series, the Senior Notes will cease to accrue interest from the date of redemption, provided the redemption price has been paid in accordance with the Indenture.

Upon payment of (i) the amount of principal so declared due and payable and (ii) accrued and unpaid interest, all of the Company’s obligations in respect of the payment of the principal of, and accrued and unpaid interest on, the Senior Notes of this series shall terminate.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Senior Debt Securities of each series to be affected thereby by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Senior Debt Securities at the time outstanding of each such series.  The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of each series, on behalf of the Holders of all Senior Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past Events of Default under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

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No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, if and when due and payable, the principal of, and interest on, this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Senior Note of this series will have the right to institute any proceeding with respect to the Indenture, this Senior Note or any remedy thereunder; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal or interest as and when the same shall have become due and payable in accordance with the terms hereof and the Indenture.

No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the right of the Holder of this Senior Note, which is absolute and unconditional, to receive payment of the principal of, and interest on, this Senior Note when due and payable in accordance with the provisions of this Senior Note and the Indenture.

By purchasing the Senior Notes, each Holder (including each Beneficial Owner) of the Senior Notes acknowledges, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes and/or (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of the Company or another person, which U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the above.  Each Holder (including each Beneficial Owner) of the Senior Notes further acknowledges and agrees that the rights of the holders under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority expressed to implement such a cancellation or conversion.

For these purposes, a “U.K. bail-in power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime by way of amendment to the Banking Act 2009 as the same may be amended from time to time (whether pursuant to the Banking Reform Act 2013 or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, transferred and/or converted into shares or other securities or obligations of the obligor or any other

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person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

By purchasing the Senior Notes each Holder (including each Beneficial Owner) of the Senior Notes:

(a)           acknowledges and agrees that upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority it shall not give rise to a Default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(b)           to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes; and

(c)           acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 of the Base Indenture, and (b) neither the Base Indenture nor the First Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.  Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Senior Notes following such completion to the extent that the Company and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the First Supplemental Indenture.

By purchasing the Senior Notes, each Holder (including each Beneficial Owner) that acquires its Senior Notes in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders and Beneficial Owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes related to the U.K. bail-in power.

By its purchase of the Senior Notes, each Holder and Beneficial Owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement

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the exercise of any U.K. bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such Holder or Beneficial Owner.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom and the European Union applicable to the Company or other members of the Group.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes, the Company shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying Holders of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes.

This Senior Note will be governed by the laws of the State of New York.

Unless otherwise defined herein, all terms used in this Senior Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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EXHIBIT B

FORM OF FLOATING RATE GLOBAL NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

CUSIP No. [●]
ISIN No. [●]

THE ROYAL BANK OF SCOTLAND GROUP plc

FLOATING RATE NOTES DUE [●]

No. [●]	$[●]

THE ROYAL BANK OF SCOTLAND GROUP plc (herein called the “Company,” which term includes any successor person under the Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the principal sum of $[●] ([●] million dollars) on [●] or on such earlier date as the principal hereof may become due in accordance with the terms hereof and to pay interest thereon quarterly in arrear on [●],[●],[●] and [●] of each year, commencing [●], and ending on [●] (each, a “Floating Rate Interest Payment Date”).  Interest so payable on any Floating Interest Payment Date shall be paid to the holder in whose name this Senior Note is registered on the [●] day of [●],[●],[●] and [●] of each year (each a “Regular Record Date”).  Any interest which is payable, but is not punctually paid or duly provided for, on any Floating Interest Payment Date is herein called “Default Interest”. Default Interest shall cease to be payable to the registered holder on the relevant Regular Record Date by virtue then of having been such holder, and such Default Interest may be paid by the Company, at its election in each case, as provided in clause (x) or (y) below: (x) the Company may elect to make payment of any Default Interest to registered holders at the close of business on a Special Record Date (a

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“Special Record Date”) for the payment of such Default Interest, such Special Record Date to be fixed in accordance with Section 3.07(a) of the Indenture or, (y) the Company may make payment of any Default Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment, such manner of payment shall be deemed practicable by the Trustee.

Payment of the principal amount of, and any interest on, this Senior Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  Such payment shall be made to the Holder including through a Paying Agent of the Company outside the United Kingdom for collection by the Holder.  If the date for payment of the principal amount hereof or interest thereon is not a Business Day, then (subject as provided in the Indenture) such payment shall be made on the next succeeding Business Day with the same force and effect as if made on such date for payment and without any interest or other payment in respect of such delay.

Prior to due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner of such Senior Note for the purpose of receiving payment of principal and interest, if any, on such Senior Note and for all other purposes whatsoever, whether or not such Senior Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

The exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority may result in (i) the cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes and/or (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of the Company or another person, which U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the above. Each Holder (including each Beneficial Owner) of the Senior Notes further acknowledges and agrees that the rights of the holders under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail

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-in power by the relevant U.K. resolution authority expressed to implement such a cancellation or conversion.

For these purposes, a “U.K. bail-in power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime by way of amendment to the Banking Act 2009 as the same may be amended from time to time (whether pursuant to the Banking Reform Act 2013 or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

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IN WITNESS WHEREOF, the Company has caused this Senior Note to be duly executed.

Dated: [●]

Executed by

THE ROYAL BANK OF SCOTLAND GROUP PLC

By:
	Name:	[●]
	Title:	Authorized Signatory

Name:	[●]
Title:	Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes of the series designated herein referred to in the within-mentioned Indenture.

Dated: [●]

THE BANK OF NEW YORK MELLON, LONDON BRANCH
as Trustee

By:
Authorized Signatory

[Reverse of Note]

This note is one of a duly authorized issue of securities of the Company (herein called the “Senior Notes”) issued and to be issued in one or more series under an amended and restated indenture dated as of September 13, 2011 (herein called the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of April 1, 2014 (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”) in each case among the Company, as issuer, and The Bank of New York Mellon, acting through its London Branch as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Senior Notes and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered.

This Senior Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $[•].  The Company may, from time to time, without the consent of the holders of the Senior Notes, issue Additional Senior Debt Securities having the same ranking and interest rate, maturity date, redemption terms and other terms as the Senior Notes of this series, except for the price to the public and issue date. Any such Additional Senior Debt Securities, together with the Senior Notes of this series, will constitute a single series of Senior Notes under the Indenture and shall be included in the definition of “Senior Debt Securities” in the Indenture where the context requires; provided, however, that if such Additional Senior Debt Securities are not fungible with the Outstanding Senior Notes of this series for U.S. federal income tax purposes, the Additional Senior Debt Securities must have a CUSIP, ISIN and/or other identifying number (as the case may be) different from those used for the Outstanding Senior Notes of this series.  The Senior Notes will initially be issued in the form of one or more global Senior Notes (each, a “Global Senior Note”).  Except as provided in the Indenture, a Global Senior Note shall not be exchangeable for one or more definitive Senior Notes.

The Senior Notes of this series will constitute unsecured and unsubordinated obligations of the Company, as described herein, and will rank pari passu without any preference among themselves.

The interest rate for the Senior Notes for the first Floating Rate Interest Period (as defined below) will be LIBOR (as defined below) as determined on [●] plus the Spread.  Thereafter, the interest rate for any Floating Rate Interest Period will be LIBOR as determined on the applicable Interest Determination Date (as defined below) plus the Spread, in each case calculated on the basis of a 360-day year and the actual number of days elapsed. The Spread is [●] basis points.

Interest on the Senior Notes will be paid quarterly in arrear on [●],[●],[●] and [●] of each year, commencing on [●] (each a “Floating Rate Interest Payment Date”).  However, if a Floating Rate Interest Payment Date would fall on a day that is not a business day, the Floating Rate Interest Payment Date will be postponed to the next

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succeeding day that is a business day, except that if the business day falls in the next succeeding calendar month, the applicable Floating Rate Interest Payment Date will be the immediately preceding business day.  In each such case, except for the Floating Rate Interest Payment Date falling on the maturity date, the Floating Rate Interest Periods (as defined below) and the Interest Reset Dates (as defined below) will be adjusted accordingly to calculate the amount of interest payable on the notes.

The interest rate will be reset on [●],[●],[●] and [●] of each year, commencing  on [●] (each, an “Interest Reset Date”).  However, if any Interest Reset Date would otherwise be a day that is not a business day, that Interest Reset Date will be postponed to the next succeeding day that is a business day, except that if the business day falls in the next succeeding calendar month, the applicable Interest Reset Date will be the immediately preceding business day.

The first interest period will be the period from and including [●] to but excluding the immediately succeeding Interest Reset Date.  Thereafter, the interest periods will be the periods from and including an Interest Reset Date to but excluding the immediately succeeding Interest Reset Date (together with the first interest period, each a “Floating Rate Interest Period”).  However, the final Interest Period will be the period from and including the Interest Reset Date immediately preceding the maturity date to the maturity date.

The calculation agent in respect of the Senior Notes will determine LIBOR (as defined below) for each Floating Rate Interest Period on the second London business day prior to the first day of such Floating Rate Interest Period (an “Interest Determination Date”).  LIBOR for the first Floating Rate Interest Period will be determined on March 28, 2014.

“LIBOR” means, with respect to the Interest Determination Date for each Floating Rate Interest Period, the offered rate for deposits of US dollars having a maturity of three months that appears on the Reuters Screen LIBOR01 display page, or any successor page, on Reuters or any successor service (or any such other service(s) as may be nominated by the British Bankers’ Association, or any successor thereof, for the purpose of displaying London interbank offered rates for US dollar deposits) (the “Designated LIBOR Page”).

If no rate appears on the Designated LIBOR Page, LIBOR will be determined for such Interest Determination Date on the basis of the rates at approximately 11:00 a.m., London time, on such Interest Determination Date at which deposits in US dollars are offered to prime banks in the London inter-bank market by four major banks in such market selected by the calculation agent, after consultation with the Company, for a term of three months and in a principal amount equal to an amount that in the judgment of the calculation agent is representative for a single transaction in US dollars in such market at such time (a “Representative Amount”).  The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate.  If at least two such quotations are provided, LIBOR for such Interest Period will be the arithmetic mean (rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five millionths of a percentage point rounded upwards) of the rates quoted at

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approximately 11:00 a.m. in the City of New York on such Interest Determination Date by three major banks in New York City, selected by the calculation agent, after consultation with the Company, for loans in US dollars to leading European banks, for a term of three months and in a Representative Amount, provided, however, that if the banks so selected are not quoting as mentioned above, the then-existing LIBOR rate will remain in effect for such Interest Period.

The calculation agent shall exercise due care to determine the interest rates on the Floating Rate Notes and shall communicate the same to the Company, the Trustee, The Depository Trust Company and any paying agent identified to it in writing as soon as practicable after each determination.

The interest rate on the Senior Notes will in no event be higher than the maximum rate permitted by law.

If an Event of Default with respect to the Senior Notes of this series shall have occurred and be continuing, the Trustee or the Holder or Holders of not less than 25% in aggregate principal amount of the Outstanding Senior Notes of this series may declare the principal amount of, and any accrued interest on, all the Senior Notes to be due and payable immediately, in the manner, with the effect and subject to the conditions provided in the Indenture.

If a Default with respect to the Senior Notes of this series shall have occurred and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of Holders of Senior Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted thereon, or to enforce any other proper remedy, including the institution of proceedings in Scotland (but not elsewhere) for the winding up of the Company.

By acceptance of the Senior Notes of this series, the Holder will be deemed to have waived any right of set-off or counterclaim with respect to such Senior Notes that they might otherwise have against the Company, whether before or during a winding-up of the Company.

Subject to the provisions of this paragraph, all amounts of principal and interest on any Senior Notes of this Series will be paid by the Company without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholding now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any U.K. political subdivision or authority thereof or therein having the power to tax (the “Taxing Jurisdiction”), unless such deduction or withholding is required by law.  If deduction or withholding of any such taxes, levies, imposts, duties, charges, fees, deductions or withholdings shall at any time be required by the Taxing Jurisdiction, the Company will pay such additional amounts of, or in respect of, the principal amount of, and interest on, the Senior Notes of this series (“Additional Amounts”) as may be necessary in order that the net amounts paid to the Holders after such deduction or

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withholding shall equal the respective amounts of principal and interest which would have been payable in respect of such Senior Notes had no such deduction or withholding been required, provided, however, that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which would not have been payable or due but for the fact that:

(i) the Holder or the beneficial owner of the Senior Note is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or is physically present in, the Taxing Jurisdiction or otherwise has some connection with the Taxing Jurisdiction other than the holding or ownership of a Senior Note, or the collection of any payment of (or in respect of) principal of, or interest on, any Senior Note,

(ii) except in the case of a winding-up of the Company in the United Kingdom, the relevant Senior Note is presented (where presentation is required) for payment in the United Kingdom,

(iii) the relevant Senior Note is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amount on presenting the same for payment at the close of such 30 day period,

(iv) the Holder or the beneficial owner of the relevant Senior Note or the beneficial owner of any payment of (or in respect of) principal of, premium, if any, or interest, on such Senior Note failed to comply with a request of the Company or its liquidator or other authorized person addressed to the Holder (x) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (y) to make any declaration or other similar claim to satisfy any requirement, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge,

(v) the withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive,

(vi) the Senior Note is presented (where presentation is required) for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the Senior Note to another paying agent in a Member State of the European Union, or

(vii) any combination of clauses (i) through (vi) above,

nor shall Additional Amounts be paid with respect to the principal of, and interest on, the Senior Note to any Holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such

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payment to the extent such payment would be required by the laws of any Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

Whenever in the Indenture there is mentioned, in any context, the payment of the principal of (and premium, if any) or interest, if any, on, or in respect of, any Senior Notes of any series such mention shall be deemed to include mention of the payment of Additional Amounts provided for in the foregoing paragraph to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of the foregoing paragraph and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

The Senior Notes of this series are redeemable, as a whole but not in part, at the option of the Company, on not less than 5 business days nor more than 60 calendar days’ notice, on any Floating Interest Payment Date, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest, in respect of the Senior Notes to the date fixed for redemption, if, at any time, the Company shall determine that as a result of a change in or amendment to the laws or regulations of the Taxing Jurisdiction (including any treaty to which such Taxing Jurisdiction is a party), or any change in the official application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective on or after [•]:

(a) in making payment under the Senior Notes in respect of principal or interest it has or will or would on the next Floating Interest Payment Date become obligated to pay Additional Amounts;

(b) the payment of interest on the next Floating Interest Payment Date in respect of any of the Senior Notes would be treated as a “distribution” within the meaning of Chapter 2 of Part 23 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or re-enactment thereof for the time being); or

(c) on the next Floating Interest Payment Date the Company would not be entitled to claim a deduction in respect of such payment of interest in computing its United Kingdom taxation liabilities (or the value of such deduction to the Company would be materially reduced).

In any case where the Company shall determine that as a result of any change in the official application or interpretation of any laws or regulations it is entitled to redeem the Senior Notes of this series, the Company shall be required to deliver to the Trustee prior to the giving of any notice of redemption a written legal opinion of independent United Kingdom counsel of recognized standing (selected by the Company) in a form satisfactory to the Trustee confirming that the relevant change in the official application

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or interpretation of such laws or regulations has occurred and that the Company is entitled to exercise its right of redemption.

If the Company elects to redeem the Senior Notes of this series, the Senior Notes will cease to accrue interest from the date of redemption, provided the redemption price has been paid in accordance with the Indenture.

Upon payment of (i) the amount of principal so declared due and payable and (ii) accrued and unpaid interest, all of the Company’s obligations in respect of the payment of the principal of, and accrued and unpaid interest on, the Senior Notes of this series shall terminate.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Senior Debt Securities of each series to be affected thereby by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Senior Debt Securities at the time outstanding of each such series.  The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of each series, on behalf of the Holders of all Senior Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past Events of Default under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

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No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, if and when due and payable, the principal of, and interest on, this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Senior Note of this series will have the right to institute any proceeding with respect to the Indenture, this Senior Note or any remedy thereunder; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal or interest as and when the same shall have become due and payable in accordance with the terms hereof and the Indenture.

No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the right of the Holder of this Senior Note, which is absolute and unconditional, to receive payment of the principal of, and interest on, this Senior Note when due and payable in accordance with the provisions of this Senior Note and the Indenture.

By purchasing the Senior Notes, each Holder (including each Beneficial Owner) of the Senior Notes acknowledges, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes and/or (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of the Company or another person, which U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the above.  Each Holder (including each Beneficial Owner) of the Senior Notes further acknowledges and agrees that the rights of the holders under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority expressed to implement such a cancellation or conversion.

For these purposes, a “U.K. bail-in power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime by way of amendment to the Banking Act 2009 as the same may be amended from time to time (whether pursuant to the Banking Reform Act 2013 or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, transferred and/or converted into shares or other securities or obligations of the obligor or any other

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person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

By purchasing the Senior Notes each Holder (including each Beneficial Owner) of the Senior Notes:

(a)           acknowledges and agrees that upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority it shall not give rise to a Default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(b)           to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes; and

(c)           acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 of the Base Indenture, and (b) neither the Base Indenture nor the First Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.  Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Senior Notes following such completion to the extent that the Company and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the First Supplemental Indenture.

By purchasing the Senior Notes, each Holder (including each Beneficial Owner) that acquires its Senior Notes in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders and Beneficial Owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes related to the U.K. bail-in power.

By its purchase of the Senior Notes, each Holder and Beneficial Owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such Holder or Beneficial Owner.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom and the European Union applicable to the Company or other members of the Group.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes, the Company shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying Holders of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes.

This Senior Note will be governed by the laws of the State of New York.

Unless otherwise defined herein, all terms used in this Senior Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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